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                                                                    EXHIBIT 23.1








                            Consent of Independent
                                  Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Viasystems Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

Fort Worth, Texas
April 9, 2001